EXHIBIT 32

CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard P. Nespola, Chairman and Chief Executive Officer of The Management Network Group, Inc., (the “Company”), certify that:

1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 1, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011

By:	/s/ Richard P. Nespola
Chairman and Chief Executive Officer

I, Donald E. Klumb, Chief Financial Officer and Treasurer of The Management Network Group, Inc., (the “Company”), certify that:

1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 1, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011

By:	/s/ Donald E. Klumb
Chief Financial Officer and Treasurer